Exhibit 10.9

THIRD AMENDMENT TO PILOT MINING TEST AGREEMENT AND FIRST AMENDMENT TO
STRATEGIC ALLIANCE AGREEMENT

This Third Amendment to Pilot Mining Test Agreement and (“Third Amendment”) is effective as of March 4, 2021, and is entered into by and among DeepGreen Engineering Pte Ltd (“DeepGreen”), DeepGreen Metals Inc. (“DGM”) and Allseas Group S.A. (“Allseas”) (each is referred to as a “Party” and together as the “Parties”).

RECITALS

A.	Allseas and DeepGreen entered into that certain Pilot Mining Test Agreement dated July 8, 2019 (as amended by
Change Order Number 1, and again by Amendment Number 2 dated February 20, 2020 and as otherwise amended) (collectively, the “Agreement”).

B.	Allseas, and DGM entered into that certain Strategic Alliance Agreement, dated March 29, 2019 (“SAA”).

C.	DGM is entering into a Business Combination Agreement on or about the date hereof with Sustainable Opportunities Acquisition Corp. and certain other parties thereto (the “BCA”).

D.	DGM is becoming a party to the Agreement only to the extent set forth in this Third Amendment.

E.	The Parties wish to amend the Agreement and SAA as set forth in this Third Amendment.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Definitions.

Capitalized terms used and not defined in this Third Amendment have the respective meanings assigned to them in the Agreement.

2.	Amendments. Effective as of the Closing of the Transactions (as such terms are defined in the BCA), the Agreement and SAA are hereby amended as follows:

2.1.	Principles. Clause 1.2(f)(2) of the SAA is deleted in its entirety and replaced with the following:

2.1.1.	if DGM or any of its applicable Affiliates need a new nodule collection and shipping system and can finance it, DGM shall, and shall cause any of its applicable Affiliates to, offer Allseas a new Nodule Collection and Shipping Agreement. If Allseas refuses, DeepGreen and its applicable Affiliates will be free to offer it to another offshore service provider (Allseas’ Right of Refusal to Follow-on Nodule Collection and Shipping Systems).

2.2.	Governing Law. Clause 5 of the SAA is deleted in its entirety and replaced with the following:

"This Strategic Alliance Agreement will be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The invalidity or unenforceability of any provision of the Agreement will not affect the validity or enforceability of any other provision. The Parties agree that any dispute arising out of or in connection with this Strategic Alliance Agreement shall be resolved by arbitration in accordance with the arbitration rules of the International Chamber of Commerce. The number of arbitrators shall be three. The seat and legal place of the arbitration shall be London."

2.3.	Permits, Licences and Compliance with Law

2.3.1.	Clause 7.5 of the Agreement is deleted in its entirety and replaced with the following:

"Allseas will save, indemnify and hold harmless DeepGreen Group from and against any Claims by reason of a failure of Allseas, its Affiliates or their respective Subcontractors to comply fully with its obligations under this clause 7. DeepGreen will save, indemnify and hold harmless Allseas Group from and against any Claims by reason of negligence, willful misconduct or breach of law (including, without limitation, breach of any contract with the International Seabed Authority) by DeepGreen or its Affiliates".

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

2.4.	Payment; Credit.

2.4.1.	Clause 12.1 of the Agreement is deleted in its entirety and replaced with the following: “The amounts payable by DeepGreen to Allseas and equity compensation to be issued pursuant to this Agreement are set forth on Annex 2.”

2.4.2.	Clause 12.2 of the Agreement is deleted in its entirety.

2.4.3.	In connection with the Credit Amount provided for pursuant to Section 2.4.4 below, Allseas agrees that the aggregate value of all the shares underlying the Warrant (as defined below) as of 6:00 PM Eastern Time on June 1, 2022 for the purposes of this Section 12 (the “Warrant Credit Value”), shall be determined as follows:

(i)	if the shares underlying the Warrant (on an as-exercised basis) are traded on a national stock exchange, the aggregate value of such shares shall be equal to (x) the total number of shares underlying the Warrant multiplied by (y) the price per one share of the class and series of shares into which the Warrant is then exercisable (assuming for such purposes only that the Warrant is exercisable in full at such time) at the end of the trading day on June 1, 2022 as published by Bloomberg L.P. or any successor thereof (and if not available, by another internationally-recognized market data agency), and (ii) if the shares underlying the Warrant (on an as-exercised basis) are then not publicly traded, the aggregate value of such shares shall be equal to (x) the total number of shares underlying the Warrant multiplied by (y) the price per one share of the class and series of shares into which the Warrant is then exercisable (assuming for such purposes only that the Warrant is exercisable in full at such time) as determined by an independent valuer appointed by Allseas.

2.4.4.	Allseas agrees that on the Vesting Date (as defined in the Warrant), automatically, and without any further action by Allseas, DGM, DeepGreen or any other person, DeepGreen and DGM shall be, and hereby are, entitled to the following aggregate amount from Allseas (the “Credit Amount”): (i) if the Warrant Credit Value is One Hundred Fifty Million U.S. Dollars ($150,000,000) or less, the Credit Amount shall be Zero Dollars ($0.00), and (ii) if the Warrant Credit Value shall be more than One Hundred Fifty Million U.S. Dollars ($150,000,000), the Credit Amount shall be equal to the excess of the Warrant Credit Value over One Hundred Fifty Million U.S. Dollars ($150,000,000). For illustration purposes only, (i) if the Warrant Credit Value shall be One Hundred Million U.S. Dollars ($100,000,000) the Credit Amount shall be Zero Dollars ($0.00), and ( ) if the Warrant Credit Value shall be Three Hundred Million U.S. Dollars ($300,000,000) the Credit Amount shall be One Hundred Fifty Million U.S. Dollars ($150,000,000).

2.4.5.	The Parties agree that Allseas shall have no obligation to pay the Credit Amount in cash unless it elects to do so, in whole or in part. The Parties further agree that the Credit Amount shall be, and is hereby made, available to DeepGreen and DGM (and any of their subsidiaries, direct or indirect) to offset (and by so doing reduce) the amount of any obligation to make any payment to Allseas or any of its subsidiaries, for any and all costs, both operating and capital, incurred after the date upon which Allseas commences extraction work under the Nodule Collection and Shipping Contract (or similar agreement) with DeepGreen or its Affiliates ("Project Zero Commencement Date") and until the first year anniversary of production after Project Zero Commencement Date (“Allowed Offset Costs”).

2.4.6.	Allseas agrees that all cost and expenses related to any Allowed Offset Costs shall be deemed timely and fully paid upon notice by DGM or DeepGreen that such payment is made by a reduction of an amount equal thereto from the Credit Amount. For illustration purposes only, if the Credit Amount shall be One Hundred Million U.S. Dollars ($100,000,000) and Allowed Offset Costs are in an amount of Twenty Million U.S. Dollars ($20,000,000) from Allseas, than when the payment for such Allowed Offset Costs becomes due, a notice of credit by DeepGreen to Allseas in an amount of Twenty Million U.S. Dollars ($20,000,000) shall be deemed to be full payment thereof and the Credit Amount shall thereupon be correspondently reduced and set at Eighty Million U.S. Dollars ($80,000,000).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

2.4.7.	Allseas shall, and cause any of its applicable subsidiaries to, deliver to DGM or DeepGreen (and any of their subsidiaries, direct or indirect), as applicable, together with any invoice for such product or services, a notice of updated Credit Amount, listing the Allowed Offset Costs the amount credited against the Credit Amount, and the then updated Credit Amount. Allseas, on behalf of itself and its subsidiaries, agrees that use of the Credit Amount as form of payment for Allowed Offset Costs is an agreed upon form of payment by the Parties, and that Allseas will not, and cause it subsidiaries not to, charge DeepGreen, DGM (or any of their subsidiaries, direct or indirect) any amount in addition thereto.

2.5.	Annex 2 Amendment. Clause 1.1 of Annex 2 is deleted in its entirety and replaced with the following:

“1.1 (a)	DeepGreen will pay Allseas Ten Million U.S. Dollars (USD $10,000,000) on June 30, 2021, and thereupon Allseas shall provide DeepGreen with a report with respect to the riser contract placed and a minimum of [***] progress on harvester buoyancy/lars/umbilical/hydraulic&electrical pack/jumper. In addition, DeepGreen will pay Allseas Ten Million U.S. Dollars (USD $10,000,000) on the later of (i) January 1, 2022 and (ii) confirmation of successful harvest north sea drive test. In addition, DeepGreen will pay Allseas Ten Million U.S. Dollars (USD $10,000,000) upon Successful Completion. The foregoing payments will be due against proper invoices and payable within 30 days of such invoice. For the avoidance of doubt, all payments set forth above are inclusive of VAT and any other applicable taxes, fees and/or charges. ”

“1.1 (b)	On the date of Closing of the Transactions under the BCA (or prior thereto in the discretion of DGM), DGM shall issue to Allseas a Warrant in the form attached hereto as Attachment 1 (the “Warrant”). The Warrant shall be for such number of shares, with such exercise price, term or exercise and other terms as set forth therein.”

2.6.	Successful Completion. Clause 15 is deleted in its entirety and replaced with the following:

“15.1	Allseas shall deliver the PMTS in accordance with the dates and milestones set out in this Agreement, including as may be specified in Annex 3: Programme. Successful Completion shall occur after the PMTS meets the requirements of Annex 6 attached to the Third Amendment (“Success Criteria”).

15.2	Where Allseas considers that the PMTS meets the Success Criteria, Allseas must notify DeepGreen and request the issue of a Completion Certificate.

15.3	DeepGreen must independently evaluate such results to ensure that the Success Criteria have been met, and upon such verification (which shall not be unreasonably withheld, delayed or conditioned and shall be done in good faith) (a) issue to Allseas a Completion Certificate in respect of the whole or the relevant part of the PMTS, which constitutes “Success Completion”; or (b) notify Allseas of any Defects in all or any relevant part of the PMTS. The verification process above shall be completed in 24 hours, provided Allseas made available to DeepGreen sufficient information (in a form agreed in good faith by the parties) to make its determination.

15.4	Any notice issued under clause 15.3(b) will include details of the specific nature of each Defect and will specify the part or parts of this Agreement containing the obligations which Allseas has failed to meet. Allseas must on receipt of any such notice use commercially reasonable endeavors to promptly correct all Defects. When it has completed such correction, it must notify DeepGreen in accordance with clause 15.1 and the Parties will repeat the above process until Successful Completion.”

2.7.	Clause 16.1 of the Agreement is deleted in its entirety and replaced with the following:

"Allseas must provide to DeepGreen all relevant data and information with respect to the design, construction, performance and likely environmental impacts of the PMTS, including environmental data, performance results, and any other information required by the ISA and reasonably requested by DeepGreen to understand the performance parameters of the PMTS. Allseas shall provide reasonable assurances with respect to the accuracy, sufficiency and completeness of such data provided. In providing such data and information to the ISA, DeepGreen shall, and shall cause its applicable Affiliates to (i) ensure that any portions of such data or information marked confidential by Allseas are designated as confidential when submitted or transferred to the ISA and (ii) consult with the ISA regarding the designation of such data or information as confidential and the establishment of appropriate safeguards for its use."

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

2.8.	Clause 16 of the Agreement is amended by addition of a new clause 16.3 worded as follows:

"The Parties' rights and obligations under this Clause 16 are subject to Clause 21 of this Agreement."

2.9.	Reference to Shares.

2.9.1.	Clause 17.3(b) of the Agreement is deleted in its entirety and replaced with the following: “(b) any additional costs reasonably incurred by DeepGreen as a direct result of Allseas’ default or other events giving rise to termination are recoverable from Allseas but always limited to deductions from the cash portion of the Success Fee or any other payment or fee due in accordance with this Agreement, including all payments set forth in Annex 2.”

2.9.2.	Clause 17.6 of the Agreement is deleted in its entirety and replaced with the following: “Intentionally Omitted”.

2.9.3.	The Parties agree that notwithstanding anything to the contrary in the Agreement, the SAA or otherwise, (i) other than the Warrant, Allseas will not be, and Allseas is not entitled to, any shares, options or other forms of ownership interests or any right convertible into, exchange for or that otherwise that may result in any obligation of DGM or DeepGreen or any of their affiliates to issue, grant or otherwise allocate to Allseas, any shares, options or other forms of ownership interests in connection with the Agreement, the SAA or otherwise, and (ii) any call right, redemption right, right of first refusal or other similar right in the SAA or the Agreement with respect to shares of DeepGreen or DGM is hereby cancelled and terminated in its entirety in consideration for the mutual rights and benefits of the parties under this Third Amendment.

2.10.	Ownership, liens. Clause 20 of the Agreement deleted in its entirety and replaced with the following:

"Title to any deliverables or outputs in or arising from the performance or utilization of the PMTS (including any data, drawings, reports and technical documents) will vest in and be held by Allseas, provided however that DeepGreen personnel shall be entitled to witness, and examine all aspects of the development of the PMTS. The risk of loss or damage to the PMTS remains with Allseas and Allseas remains responsible for the PMTS in accordance with the terms of this Agreement.

For the avoidance of doubt, subject to clauses 16, 21 and 25 of this Agreement, DeepGreen shall be entitled to submit all data, drawings, reports and other technical documents to the ISA without restriction and under any terms as may be required by the ISA to meet applicable regulatory requirements concerning the pilot mining test project."

2.11.	Intellectual property.

2.11.1.	Clause 21.2 of the Agreement is deleted in its entirety and replaced with the following:

"Allseas shall be entitled to exclusive ownership of any new Intellectual Property developed in connection with the design, engineering, development and operation of the PMTS. DeepGreen and DGM acknowledge that, upon Successful Completion, it is Allseas' intention to apply for a patent over the PMTS."

2.11.2.	Clause 21 is amended by addition of a new Clause 21.4 worded as follows:

"If DeepGreen or its applicable Affiliates are required to give undertakings to third parties regarding technology transfer under Article 5 of Annex III of the United Nations Convention on the Law of the Sea, DeepGreen shall, and shall cause its applicable Affiliates to, ensure that any such undertakings identify the extent to which the technology includes or comprises Intellectual Property owned by Allseas. In the event that DeepGreen or its Affiliates receive a request for technology transfer in accordance with any such undertaking, DeepGreen shall promptly consult and cooperate with Allseas to ensure that any transfer of technology that includes or comprises Intellectual Property owned by Allseas is made on reasonable commercial terms and conditions."

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

2.12.	Audit and Storage of Documents. Clause 23.1 of the Agreement is deleted in its entirety and replaced with the following:

"During the course of the contract and for a period ending six (6) years thereafter, DeepGreen or its duly authorized representative (including a well-reputed third party auditor appointed by DeepGreen at its own cost) has the right to audit at all reasonable times and, upon request, take copies of all of Allseas's financial records (including financial data stored on computers) books, personnel records, financial accounts, correspondence, financial memoranda, receipts, vouchers and other financial papers relating to any provision of this Agreement under which Allseas has obligations the performance of which is capable of being verified by audit."

2.13.	Assignment. Clause 24.3 of the Agreement is deleted in its entirety and replaced with the following:

“	DeepGreen may, with the prior consent of Allseas, which shall not be unreasonably withheld, assign or novate to any other party the whole or any part of this Agreement. Allseas may with the prior consent of DeepGreen, which shall not be unreasonably withheld, assign or novate to any other party the whole or any part of this Agreement.”

2.14.	Confidentiality. Clause 25 of the Agreement is amended by addition of a new clause 25.6 worded as follows:

"The Parties' rights and obligations under clause 25.5 are subject to clause 16 and clause 21 of this Agreement."

2.15.	Indemnities. Clause 26.6 of the Agreement is deleted in its entirety and replaced with the following:

"Each Party expressly agrees that the indemnities set out in this clause 26 do not extend to criminal prosecution, Willful Misconduct, fine or penalty arising from, relating to or in connection with the performance or non-performance of this Agreement."

2.16.	Exclusion of consequential loss. Clause 27.2(a) of the Agreement is deleted in its entirety and replaced with the following:

"indemnities given under clause 26."

2.17.	Limitation of Liability. Clause 28 of the Agreement is deleted in its entirety and replaced with the following:

“28.1	Except for indemnity obligations and the provisions of clause 17.6, Allseas’ obligations and liabilities under this Agreement or arising out of or related to the performance of the obligations under this Agreement, whether in contract, tort or otherwise at law, shall always be limited to forfeiture of the value of the consideration paid and to be paid in cash by DeepGreen under Annex 2 below.

28.2	Except for indemnity obligations, DeepGreen’s obligations and liabilities under this Agreement or arising out of or related to the performance of the obligations under this Agreement, whether in contract, tort or otherwise at law, shall always be limited to forfeiture of the value of the consideration paid and to be paid by DeepGreen in cash under Annex 2 below.”

2.18.	Governing law and language:

2.18.1.	Clause 34.2(a) of the Agreement is deleted in its entirety and replaced with the following:

"the seat and venue of the arbitration shall be London"

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

2.18.2.	Clause 34 of the Agreement is amended by addition of new clauses 34.3 and 34.4 worded as follows:

"34.3	DGM acknowledges that, by virtue of the Third Amendment, DGM became bound by certain clauses of this Agreement. DGM agrees to resolve any disputes, differences or claims arising out of the provisions of this Agreement that bind DGM by arbitration in accordance with this clause 34.

34.4	In the event both DGM and DeepGreen are named as parties in an arbitration under this Agreement, DGM and DeepGreen shall form one side, and constituted a single Party, for the purposes of jointly appointing one arbitrator and taking other steps necessary to constitute the arbitral tribunal under clause 34.2 above."

2.19.	Force Majeure: Clause 33.3(e) of the Agreement is deleted in its entirety and replaced with the following:

"changes to applicable legislation or ISA Regulations preventing development and delivery of the PMTS in entirety."

2.20.	Waiver. New Clause 35.10 is added to the Agreement as follows: “Waiver. The failure of a Party to enforce any term or condition of this Agreement may not be construed as a waiver by such Party of such term or condition, nor will a waiver of any breach of a term or condition of this Agreement on any one occasion constitute a waiver of any subsequent breach of the same or similar term or condition. All remedies are cumulative unless expressly stated otherwise, and exercise of any right or remedy shall not prejudice any other right or remedy.”

3.	Observer Rights. Effective as of the Closing of the Transactions pursuant to the BCA, Allseas shall be entitled to appoint one observer to the board of directors of DGM’s parent company as per the terms of the Observer Letter attached hereto as Attachment 2. As of the Closing of the Transaction, Allseas shall cease to have any right to appoint any director to the board of directors of DGM, its parent company or any of their respective affiliates, and shall cause any such director, to the extent then serving to resign as of the Closing.

4.	Termination. Notwithstanding anything to the contrary in the Agreement or the SAA or otherwise, effective as of the Closing of the Transactions pursuant to the BCA, Allseas may not terminate the Agreement or the SAA before DeepGreen or its applicable Affiliate receives its required Exploitation Contract with the ISA except pursuant to clause 17.1(b) of the Agreement. Neither the SAA nor the Agreement (except as permitted in clause 17.1(b)), may be terminated by Allseas for any reason before DeepGreen or its applicable Affiliate receives its required Exploitation Contract with the ISA, and Allseas may not separate from or exit its arrangements with DeepGreen as described in such documents until such time (except for termination of the Agreement as permitted in clause 17.1(b)) without DeepGreen’s prior written consent to be granted or withheld in its sole discretion. In addition, if the Agreement is terminated (for any reason) after DeepGreen or its applicable Affiliate receives its required Exploitation Contract with the ISA, then Allseas will take all such actions and provide all such information and assistance as reasonably requested by DeepGreen from time to time to enable DeepGreen or an affiliate thereof to engage a third party to (or internally) design, develop and build a new pilot mining test system or a new production-ready mining system for ISA nodule exploitation rights (the “Transition Services”). DeepGreen will pay for such Transition Services based on then prevailing rates of Allseas for similar services as charged to its other customers, and DeepGreen shall be entitled to make such payment by applying credit against the Credit Amount to the extent still available. In the event that DeepGreen or its applicable Affiliate is unable to secure an Exploitation Contract with the ISA within five (5) years of the Successful Completion, then this Section 4 shall expire, and all termination rights of Allseas shall be restored.

5.	Entire Agreement. This Third Amendment shall be read together with the Agreement as a single agreement, and together constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Third Amendment. This Third Amendment may be executed in multiple originals, each of which shall be considered an original for all purposes and, collectively, shall be considered to constitute this Third Amendment. Signatures transmitted by facsimile or in a Portable Document Format (pdf) may be considered an original for all purposes, including, without limitation, the execution of this Third Amendment and enforcement of this Third Amendment. Where applicable, this Third Amendment shall be deemed to amend the SAA.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

This Third Amendment and the attachments hereto shall prevail in case of any conflict with the SAA or the Agreement as amended to date

[SIGNATURE PAGE FOLLOWS]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

[SIGNATURE PAGE TO THIRD AMENDMENT TO PILOT MINING TEST AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused this Third Amendment to be effective as of the Closing.

DeepGreen Engineering Pte Ltd

By:	/s/ Gerard Barron
	Name:	Gerard Barron
	Title:	Chief Executive Officer

Allseas Group S.A.

By:
Name:
Title:

DeepGreen Metals Inc.

By:	/s/ Gerard Barron
	Name:	Gerard Barron
	Title:	Chief Executive Officer

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

[SIGNATURE PAGE TO THIRD AMENDMENT TO PILOT MINING TEST AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused this Third Amendment to be effective as of the Closing.

Allseas Group S.A.

By:	/s/ E.P. Heerema
	Name:	E.P. Heerema
	Title:	President

DeepGreen Metals Inc.

By:
Name:
Title:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

ANNEX 3 – PROGRAMME

1	Allseas shall commence the work upon Agreement award and shall carry out the PMTA in a continuous and expeditious manner to meet the key dates herein

1.1	Schedule of Key Dates

No.	Milestones	Description	Completion Date
1	[***]	[***]	[***]
2	[***]	[***]	[***]
3	[***]	[***]	[***]
4	Month 22	[***]	[***]
5	Month 23	[***]	[***]
6	Month 24	[***]	[***]
7	Month 25	[***]	[***]
8	Month 27	[***]	[***]
9	Month 29	[***]	[***]
10	Month 33	[***]	[***]
11	Month 36	[***]	[***]
12	Month 39	[***]	[***]
13	Month 42	[***]	[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

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ANNEX 4 – SPECIFICATIONS

With design codes for explorations and exploitation for deep-sea mining operations currently under development, the design of the PMTS will, where reasonably practical for the purpose of the PMT, be in accordance to industry standards design codes applied in the oil & gas industry as listed in table 2, complemented with the recommendations as listed in table 3.

Modification to Hidden Gem will be in accordance with the vessel’s classification under Lloyds register rules for ships and Valetta flag-state requirements. Legislation of applicable laws and conventions as listed in table 1 for Deep Sea Mining operations and vessel operations shall be adhered to.

Table 1 Rules and Regulations

Regulations	By	Date
United Nations Convention on the Law of the Sea	United Nations	1994
Convention on the Prevention of Marine Pollution by Dumping of Wastes and Other Matter	International maritime organization	1972
International Convention for the Prevention of Pollution from Ships (MARPOL)	International maritime organization	1978

Table 2 Design Codes

Design code	Document code	Date
Lloyds Register Rules for Ships	[***]	2019
Code for Lifting Appliance in marine environment	[***]	2019
Marine operations and Marine warranty	[***]	2018
Rules For Classification - Underwater technology	[***]	2018
Standard for offshore and platform lifting appliances	[***]	2016
Modelling and Analysis of Marine Operations	[***]	2017

Table 3 Recommendations

Recommendation	Document code	Date
Recommended Practice - Managing environmental aspects and impacts of seabed mining	[***]	2016
Recommended Practice - Risk management in marine and subsea operations	[***]	2017
Recommendations for the guidance of contractors for the assessment of the possible environmental impacts arising from exploration for marine minerals in the Area	[***]	2013

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

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ANNEX 6--SUCCESS CRITERIA

The following shall be achieved in order to meet the Success Criteria:

●	Production run 1 (PR.1) – [***] nominal production rate

●	Production run 2 (PR.2) – [***] nominal production rate

Nominal production rate defined as [***]/hour of wet nodules

The PR.1 &PR.2 shall be considered to be successful if, in addition to the rates set forth above, there shall be during the tests:

●	Continuous operations during PR.1 & PR.2, no start/stops due to mechanical breakdown

●	Average continuous production speed of the collector between [***] and [***]

●	Collected nodules for PR.1 & PR.2 shall be [***] and [***], respectively.

All tests prior to PR.1 & PR.2 shall be deemed to suffice to collect the required data for environmental impact assessment, technical confirmation and scalability as listed under ANNEX I. Such prior tests will be executed but will not be part of the criteria for successful completion PMTA.

Success Criteria for Successful Completion of the PMTA shall be: successful completion of PR.1 & PR.2, and a total nodule collection of >[***].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

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